Exhibit 10.34

AMENDMENT TO THE
EQUITY RESIDENTIAL SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
The undersigned, does hereby approve, for and on behalf of Equity Residential (the "Company"), the following amendments to the Equity Residential Supplemental Executive Retirement Plan (the “SERP”):
Premises

a.    The Company maintains the SERP.

b.    Section 10.1 of the SERP provides that the SERP may be amended in the sole discretion of the Company.

c.    The Company wishes to amend the SERP to allow Trustees to defer their LTC grants into the SERP.

Amendments

The Equity Residential Supplemental Executive Retirement Plan is amended effective November 1, 2012, as follows:

1.    Section 2.3 is amended to add the following at the end of the existing Section:

“Compensation for Eligible Trustees shall include Restricted Shares.”
2.    Section 4.2(a) is amended to read as follows:
(a)    Where an Eligible Employee or Eligible Trustee received a grant of a Restricted Share before March 1, 2012 and decided to defer the ownership of the Share when it became vested, such deferral shall be treated as a Share Deferral for purposes of this Plan. Notwithstanding anything in this Plan to the contrary, no Share Deferrals may be made by Eligible Employees with respect to any Restricted Shares granted on or after March 1, 2012. Eligible Trustees may defer the ownership of Restricted Shares effective for grants made in June 2013 and thereafter.

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Company.

Date: February 1st, 2013	/s/ Catherine Carraway________ Catherine Carraway, First Vice President HR Operations

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